SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation.

On August 12, 2009, Intellect Neurosciences, Inc. (OTCBB: ILNS) (the “Company”) issued and sold a 10% Senior Promissory note (the “Note”) with a principal amount of $450,000, resulting in net proceeds to the Company of approximately $360,000. The Note was sold to an “accredited investor” (as defined in Section 2(15) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 501 promulgated thereunder) in an offering exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The Note bears interest at 10% annually and matures upon the earlier of 6 months from the date of the Note or the closing of an equity financing with gross proceeds to the Company of at least $1,125,000 (the “Liquidity Event”).  The payment and performance obligations of the Company under the Note are guaranteed by Margie Chassman, a principal shareholder of the Company.  In consideration of the guaranty provided by Ms. Chassman, the Company paid her a fee of $30,000.

As additional consideration to repayment of the Note and interest in cash, the purchaser of the Note will receive at maturity or early repayment of the Note either (1) a number of shares of common stock, par value $0.001, of the Company (the “Shares”), equal to the quotient of the principal amount of the Note divided by 0.15; or (2) warrants to purchase a number of shares of common stock, par value $0.001, of the Company (the “Purchaser Warrants”), equal to the quotient of the principal amount of the Note divided by 0.15, at an exercise price equal to $1.75 per share, as adjusted upon the occurrence of certain events as set forth in the Purchaser Warrant. If the Liquidity Event occurs on or prior to the maturity date of the Note, the purchaser will receive Shares. If the Liquidity Event has not occurred on or prior to the maturity date of the Note, the purchaser will receive Purchaser Warrants.

The Purchaser Warrants, if issued, will entitle the holder to purchase shares of the Company’s common stock at a price of $1.75 per share. The number of shares issuable on exercise of the Purchaser Warrants is subject to adjustment for subdivision, combination, recapitalization, reclassification, exchange or substitution, as well as in the event of merger or sale of all or substantially all of our assets. The Purchaser Warrants also benefit from anti-dilution adjustments upon some issuances of shares of the Company’s common stock (or securities convertible into or exchangeable or exercisable for such stock). If the Company issues common stock (other than certain types of excluded stock or stock issued for the purposes of adjustment) at a price that is less than $1.75 (or if the Company issues rights, warrants or other securities having an exercise, conversion or exchange price that is less than $1.75), the exercise price of the Purchaser Warrants will be reduced (i) until the completion by the Company of financings providing cumulative gross proceeds of at least $10,000,000, involving the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, to a price equal to the issuance, conversion, exchange or exercise price, as applicable, of any such securities so issued and (ii) thereafter to a price determined by dividing (a) an amount equal to the sum of (A) the number of shares of Common Stock outstanding and shares of Common Stock issuable upon conversion or exchange of securities of the Company outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price and (B) the consideration, if any, received by the Company upon such issue or sale by (b) the total number of shares of Common Stock outstanding and shares of Common Stock issuable upon conversion or exchange of securities of the Company outstanding immediately after such issue or sale. Additional reductions of the exercise price of the Purchaser Warrants will be made if the Company issues securities at a price (or having an exercise, conversion or exchange price) less than the exercise price of the Purchaser Warrants at the time of such issuances.  The Purchaser Warrants carry piggyback registration rights whereby holders of Purchaser Warrants are entitled to compel the Company to include the common stock issuable pursuant to such holder’s Purchaser Warrants in each registration statement that the Company files other than registration statements which relate exclusively to an employee stock option, purchase, bonus or other benefit plan. Each Purchaser Warrant expires on the fifth anniversary of the date of its issuance.

The Company expects to use the net proceeds from the sale of the Note for general corporate purposes to fund its operations.  The Company anticipates that the net proceeds from the sale of the Note, together with its existing capital resources, will not enable to Company to continue operations past early October 2009, or earlier if unforeseen events or circumstances arise that negatively affect its liquidity.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  If the Company fails to raise additional capital or obtain substantial cash inflows from potential partners or investors prior to October 2009, the Company may be forced to cease operations.   There can be no assurance that the Company will raise additional capital or that a Liquidity Event will occur on or prior to the maturity date of the Note or at any time in the future.

Sandgrain Securities Inc. acted as placement agent for the offering of the Notes.  The Company paid to Sandgrain a commission of $45,000 (10% of the aggregate principal amount of the Notes sold) plus reimbursement of expenses.  The Company is obligated to issue to Sandgrain (or its designees) warrants (the “Sandgrain Warrants”) to purchase 750,000 shares of the Company’s common stock, exercisable for 5 years from their date of issuance.  The Sandgrain Warrants will be issued to Sandgrain (or its designees) at the time that the Company issues to purchasers of the Notes either the Shares or the Purchaser Warrants.  The exercise price of the Sandgrain Warrants will be $$0.15 per share if the Company issues Shares to the Purchasers or 1.75 per share if the Company issues Purchaser Warrants to the Purchasers.  The Sandgrain Warrants may be exercised on a cashless basis and will have registration, anti-dilution and other rights similar to the Purchaser Warrants.  In addition, the Company has agreed to extend the expiration date of warrants to purchase 485,714 shares of the Company’s common stock, which were issued to Sandgrain (or its designees) in July 2007 in connection with a previous financing transaction by the Company.  The expiration date of all such warrants will be extended from July 16, 2012 until the expiration date of the Sandgrain Warrants to be issued in connection with this offering of Notes.

A copy of the form of Note and a copy of the form of Purchaser Warrant are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and each is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the unregistered sale by the Company to an “accredited investor” on August 12, 2009 of a promissory note described in Item 2.03 of this Current Report on Form 8-K, the Company is obligated to issue to the purchaser of the note either shares of the Company’s common stock or warrants to purchase the Company’s common stock, at the time and on the terms described in Item 2.03 above.  The Company also is obligated to issue to the placement agent for such transaction warrants to purchase the Company’s common stock, all as described in Item 2.03 above.  The issuance of any such shares or warrants will be to an “accredited investor” in a transaction exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.  The Company will receive no additional proceeds upon the issuance of any such shares or warrants.  The Company may receive proceeds upon the exercise for cash of any such warrants and the Company currently expects to use any such proceeds for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

4.1	Form of Promissory Note.
4.2	Form of Purchaser Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and Chief Financial Officer